Exhibit 10.7.1

MULTIPURPOSE NOTE AND SECURITY AGREEMENT		Officer No.	073 C
Borrower: “I”, “Me” and “My” Means Each Borrower Below Jointly and Severally	Lender: “You” and “Your” Means The Lender, Its Successors and Assigns	Customer No.
Ethanol Grain Processors LLC	First Citizens National Bank	Loan No.	95200
		Renewal of	95200
1918 McDonald Rd	100 W. Washington Avenue	Date	September 07, 2006
Rives, TN 38253	Union City, TN 38621	Loan Amount	$1,000,000.00
	(731)-885-2300	Maturity Date	August 30, 2007
NOTE: I promise to pay to you, or your order, at your address above, the principal sum of: One Million and 00/100 Dollars ($$1,000,000.00)
together with interest at the rate of interest provided for hereinafter.
☐ Single Advance: I have received all of this principal sum. No additional advances will be made under this note.

☒    Multiple Advance:  The principal sum shown above is the maximum amount of principal I can borrow under this note.  As of this date I have received the amount of                                 and future principal advances are comtemplated.

☒ Conditions: The conditions for future advances are 2,500.00 MINIMUM DRAWS
☒ Open-End Credit: You and I agree that I can borrow up to the maximum amount of principal more than one time. This option is subject to all other conditions and expires no later than August 30, 2007
☐ Closed-End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
THE PURPOSE OF THE LOAN IS: RENEWAL / Working Capital
INTEREST: Interest accrues on a Actual/360 Day basis.
I agree to pay interest on the principal balance owing from time to time as stated below.
☐ Fixed Rate: I agree to pay interest at the fixed, simple rate of % per year, from until paid in full.
☒ Variable Rate: I agree to pay interest from 08/30/2006 at the initial simple rate of 7.600% per year. This rate may change as stated below.
THE FUTURE RATE WILL BE .650% BELOW Wall Street Journal Prime Rate (“the index”) as published in the The Money Tables of the Wall Street Journal.
THE INTEREST RATE ON THE NOTE MAY CHANGE AS OFTEN AS daily (ASSUMING THERE IS A CHANGE IN THE INDEX).
A CHANGE IN THE INTEREST RATE WILL TAKE EFFECT 1st business day after change date.
AN INCREASE IN THE INTEREST RATE WILL CAUSE AN INCREASE IN THE PAYMENT AMOUNT.

Post-Maturity Interest  Interest will accrue after maturity on the unpaid balance of this note on the same basis as interest accrues prior to maturity, unless a specific post-maturity interest rate is agreed to in the next sentence.

☐ If checked, interest will accrue at the rate of % per year on the balance of this note not paid at maturity, including maturity by acceleration.
☐ If checked, I agree to pay a minimum FINANCE CHARGE of $ if I pay this loan before you have earned that much in FINANCE CHARGES.
Delinquency and Default: I agree to pay the costs you incur to collect this note in the event of my default, including your attorney fees.
IF MY PAYMENT IS MORE THAN 15 DAYS LATE, I WILL PAY A LATE CHARGE EQUAL TO 5.000% OF THE PAYMENT AMOUNT UP TO $250.00.
☐ Additional Charges: In addition to interest, I ☐ have paid ☐ agree to pay the following additional charges.

Payments: I agree to pay this note as follows:

THIS NOTE IS DUE ON DEMAND, IF NO DEMAND THEN:

Principal and interest are due and payable in 365 days on August 30, 2007.

Additional Terms:

☐    If checked this is a purchase money loan. You may include the name of the seller on the check or draft for this loan.

Security: I give you a security interest in the following:

(1)               any property of mine, whether I own it now or in the future, which is in your possession (This includes, but is not limited to, property I give you for safekeeping, collection or exchange, and all dividends and distributions from property.);

(2)               the property described below, together with all parts, accessories, repairs, improvements and accessions to the property, and all proceeds and products from the property.

☒   If checked, this note is secured by a separate GUARANITES DATED 08-23-05

Description of real estate if the above property is crops, timber, minerals (including oil or gas) or fixtures:

Name of record owner, if not me:	Any person who signs within this box does so to give you a security interest in the property described above. This person does not promise to pay the note.
☐ If checked, this security agreement should be filed in the real estate records.	Date
BORROWER-I ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTE AND AGREE TO THE TERMS AND CONDITIONS CONTAINED ON THIS PAGE AND ON PAGE 2 OF THIS NOTE.

CO-SIGNER-I UNDERSTAND THAT I HAVE FULL LIABILITY AND RESPONSIBILITY TO PAY THIS CONTRACT. YOU DON’T HAVE TO MAKE ANY DEMANDS ON ANY OTHER PERSON SIGNING THIS CONTRACT OR TAKE STEPS TO REPOSSESS ANY COLLATERAL BEFORE YOU ASK ME TO REPAY. I HAVE READ AND UNDERSTAND THIS ENTIRE CONTRACT.

BORROWER Ethanol Grain Processors LLC		DATE	BORROWER	DATE

/s/ JAMES K PATTERSON

BY:	JAMES K PATTERSON, Chief Executive	09-07-06
BORROWER Ethanol Grain Processors LLC		DATE	BORROWER	DATE

BY:	MIKE MILLER, Treasurer	09-07-06
CO-SIGNER		DATE	CO-SIGNER	DATE

		FC09072006033645P		TNMPN Rev. (4/20/04) GP - TN